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                                                                       Exhibit 5


                                January 19, 1994



Host Marriott Corporation
10400 Fernwood Road
Bethesda, Maryland  20817

     Re:  Registration Statement No. 33-51707; 20,125,000
          Shares of Common Stock, Par Value $1.00 Per Share
          -------------------------------------------------

Ladies and Gentlemen:

        In connection with the registration of up to 20,125,000 shares of common stock of the Company, par value $1.00 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Host Marriott Corporation, a Delaware corporation (the "Company"), on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on December 23, 1993 (File No. 33-51707), as amended by Amendment No. 1 filed with the Commission on January 4, 1994 and as amended by Amendment No. 2 filed with the Commission on January 19, 1994 (collectively, the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

        In my capacity as General Counsel to the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

        In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

        I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or of any other laws of Delaware, or as to any
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Host Marriott Corporation
January 18, 1994
Page 2



matters of municipal law or the laws of any other local agencies within the state.

        Subject to the foregoing, it is my opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to this opinion contained under the heading "Legal Matters."

                              Very truly yours,


                              /s/ Stephen J. McKenna

                              Stephen J. McKenna